Exhibit 23.1 Consent of Independent Registered Public Accounting Firm – TAAD LLP

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-134889) of Taitron Components Incorporated of our report dated March 30, 2020, appearing in the Annual Report on Form 10-K of Taitron Components Incorporated for the year ended December 31, 2019.

/s/ TAAD LLP

Diamond Bar, California

March 30, 2020